Exhibit 99.1

NEWS RELEASE

Contact:	Brian Begley

    Vice President – Investor Relations

    (877) 280-2857

    (215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS, L.P. TO ACQUIRE LONG LIVED, LOW DECLINE NATURAL GAS PRODUCTION FOR $733 MILLION

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Atlas Resource Partners, L.P. (ARP) to acquire 466 Bcf of natural gas proved reserves from EP Energy for $733 million; assets are 93% proved developed and are expected to be immediately accretive to distributable cash flow

•	ARP provides full year 2014 distribution guidance of at least $2.60 per unit, a 27% increase over the current annualized distribution of $2.04

•	Transformative transaction provides substantial scale and low decline production of approximately 8-10%; ARP’s pro forma production decline is expected to fall to approximately 11%

•	Current production on acquired assets of approximately 119 MMcfd, which nearly doubles existing net production for May 2013

PHILADELPHIA, PA – June 10, 2013 – Atlas Resource Partners, L.P. (“Atlas”) (NYSE: ARP) announces today that it has entered into a definitive agreement to acquire approximately 466 Bcf of natural gas proved reserves in the Raton (New Mexico) and Black Warrior (Alabama) Basins from EP Energy E&P Company, L.P. (“EP Energy”), a wholly owned subsidiary of EP Energy LLC, for $733 million. The transaction, which is expected to close in the third quarter 2013 and is subject to purchase price adjustments, will have an effective date of May 1, 2013.

As a result of the EP Energy acquisition, ARP is providing full year 2014 distribution guidance of at least $2.60 per unit. The transaction is expected to be immediately accretive to distributable cash flow. This represents approximately a 27% increase compared to the current annualized distribution of $2.04 ($0.51 per unit paid for first quarter 2013).

Edward E. Cohen, Chief Executive Officer of ATLS, stated, “This acquisition is expected to be transformative for ARP, significantly expanding the breadth and scope of its E&P operations, increasing cash flow, and substantially de-risking its business. ATLS should likewise profit substantially from the multiple benefits of this transaction.”

Upon closing, the new EP Energy assets are expected to immediately provide ARP with accretive cash flow from a substantial amount of mature, low-declining natural gas production in various regions, primarily in various producing areas including the Raton Basin and the Black Warrior Basin. The acquired properties represent approximately 466 Bcf of natural gas proved reserves, of which 93% are proved developed. The assets currently produce approximately 119 MMcfd of natural gas, which nearly doubles ARP’s existing net production for May 2013. In addition, by agreement with ARP, ARP’s parent, Atlas Energy, L.P. (NYSE: ATLS), will acquire as part of the same transaction approximately 45 Bcf of natural gas proved reserves in the Arkoma Basin (southeastern Oklahoma) from EP Energy for approximately $67 million.

Matthew A. Jones, President and Chief Operating Officer of ARP, added, “These newly acquired assets will be a strong complement to our existing high quality oil and gas portfolio. Through this acquisition, these new positions will provide substantial low decline proved developed reserves to our operations, allowing us greater ability to grow our business through organic development. We look forward to operating in these new areas for our company, and especially with our new employees that will be joining the Atlas team.”

Details of the Acquired Assets:

•	466 Bcf of proved reserves; 100% natural gas, 93% proved developed

•	Raton Basin: 320 Bcf of proved reserves

•	Black Warrior Basin: 141 Bcf of proved reserves

•	County Line region (Wyoming): 6 Bcf of proved reserves

•	Current net production of approximately 119 Mmcfd for May 2013

•	Current annual decline rate of 8-10% on existing production; pro forma company production is expected to reach approximately 11%

•	Current production costs: lease operating costs of approximately $0.90/mcf; production and ad valorem taxes of approximately 9%; transportation and gathering of approximately $0.35/mcf

•	Realized natural gas prices represent NYMEX less a differential of approximately $0.05-$0.15/mcf

ARP plans to fund a portion of its acquisition costs with up to $125 million of ARP Class C convertible preferred units to be acquired by ATLS. The preferred units will be issued at $23.10 per unit and are convertible on a 1:1 basis into ARP common units 12 quarters following the date of issuance, or sooner at ATLS’ discretion. By purchasing the preferred units, ATLS will receive warrants to purchase ARP common units at an exercise price equal to the face value of the Class C preferred units. The number of warrants to be issued will equal 15% of the number of preferred units issued.

ARP intends to hedge approximately 80% to 100% of its available acquired production for the following three years, and 40% to 60% of its available production for the subsequent two years.

ARP has secured committed bank financing for the transaction from Wells Fargo and Deutsche Bank Securities in connection with its revolving credit facility.

Deutsche Bank Securities acted as financial advisor, and Wachtell, Lipton, Rosen & Katz and Ledgewood (Philadelphia) acted as legal advisors, on the transaction.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 10,000 producing natural gas and oil wells, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 43% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 8% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ARP cautions readers that any  forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ARP’s ability to close the proposed acquisition, on the terms described or at all; ARP’s ability to obtain required consents in order to permit the transfer of the assets included in the proposed acquisition; ARP’s ability to obtain the required financing for the proposed acquisition, on desirable terms or at all; the ability to obtain required regulatory approvals for the proposed acquisition; ARP’s ability to realize the anticipated benefits of the proposed transaction; changes in commodity  prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ARP assumes no obligation to update such statements, except as may be required by applicable law.